                            CARRIZO OIL & GAS, INC.

                                2,500,000 Shares
                                  Common Stock
                           (Par Value $.01 Per Share)

                             UNDERWRITING AGREEMENT


                                                              New York, New York
                                                                  August 5, 1997



SCHRODER & CO. INC.
JEFFERIES & COMPANY, INC.
As Representatives of the several
Underwriters named in Schedule I hereto
c/o Schroder & Co. Inc.
Equitable Center
787 Seventh Avenue
New York, New York  10019-6016

Dear Sirs:

         Carrizo Oil & Gas, Inc., a Texas corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell, to the Underwriters named in Schedule I hereto (the "Underwriters"), an aggregate of 2,500,000 shares of Common Stock, par value $.01 per share (the "Common Stock"). The 2,500,000 shares of Common Stock to be sold by the Company are herein referred to as the "Firm Securities." In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 375,000 shares of Common Stock (the "Option Securities"), on the terms and for the purposes set forth in Section 2 hereof. The Firm Securities and the Option Securities are herein collectively referred to as the "Securities." Except as may be expressly set forth below, any reference to you in this Agreement shall be solely in your capacity as the Representatives of the several Underwriters (the "Representatives").

         1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

                 (a) A registration statement on Form S-l (File No. 333-29187) as amended by Amendment No. 1 filed July 22, 1997 and Amendment No. 2 filed August 1, 1997 (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the Rules and Regulations of the Commission under the Act (the "Rules and Regulations"), is hereinafter called a "Preliminary Prospectus;" the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective (the "Effective Date") or the Rule 462(b) Registration Statement, if any, at the time it became or hereafter becomes effective, each as amended at the time such registration statement became effective, is hereinafter collectively called the "Registration Statement;" such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus");

                 (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Rules and Regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Schroder & Co. Inc. ("Schroder") expressly for use therein;

                 (c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations of the Commission thereunder, and did not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Schroder expressly for use therein;

                 (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Texas, with corporate power and


                            CARRIZO OIL & GAS, INC.
                             UNDERWRITING AGREEMENT
                                      -2-
         authority to own its properties and to conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases property, or conducts any business, so as to require such qualification, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the business affairs of the Company and its subsidiaries taken as a whole (such adverse effect to be hereinafter referred to as a "Material Adverse Effect"); and each of the Company's subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and to conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases property, or conducts any business, so as to require such qualification (except where the failure to so qualify would not have a Material Adverse Effect);

                 (e) Upon consummation of the Combination Transactions (as defined in the Prospectus) on the Closing Date, the Company will have no subsidiaries and will not own, directly or indirectly, any shares of capital stock of any other corporation or have any equity interest in any firm, partnership, joint venture or other entity;

                 (f) The Company has all corporate power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by the Company of its obligations under this Agreement have been duly and validly authorized by all requisite corporate action of the Company; and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except insofar as the enforcement may be limited by (i) any bankruptcy, reorganization, insolvency, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally, and (ii) general principals of equity and public policy (regardless of whether such is considered at law or in equity);

                 (g) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which loss or interference is material to the Company and its subsidiaries, taken as a whole; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been, and prior to the Time of Delivery (as defined in Section 4 hereof) there will not be, any change in the capital stock (other than shares issued pursuant to the Combination Transactions or the exercise of employee stock options that the Prospectus indicates are outstanding (the "Employee Option Shares")), any material change in the short-term debt or long-term debt of the Company or any of its subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders'





                            CARRIZO OIL & GAS, INC.
                             UNDERWRITING AGREEMENT
         equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

                 (h) The Company and its subsidiaries have (i) generally satisfactory title to all their interests in the oil and gas properties described in the Prospectus as being owned by them, title investigations having been carried out by the Company in accordance with the customary practice in the oil and gas industry, and (ii) good and marketable title to all other real property and all personal property described in the Prospectus as being owned by them, in each case free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the Prospectus or in a document filed as an exhibit to the Registration Statement or such as are not in the aggregate materially burdensome and do not interfere in any material respect with the use of the property or the conduct of the business of the Company and its subsidiaries, taken as a whole, and the property (real and personal) held under lease by each of the Company or its subsidiaries, as the case may be, is held by it under valid, subsisting and enforceable leases with only such exceptions as in the aggregate are not materially burdensome and do not interfere in any material respect with the conduct of the business of the Company and its subsidiaries, taken as a whole;

                 (i) The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement, and all of the issued shares of capital stock of the Company have been duly and validly authorized by all necessary corporate action on the part of the Company and duly and validly issued, are fully paid and non-assessable, were not issued in violation of or subject to any preemptive rights arising under the Company's Amended and Restated Articles of Incorporation or Amended and Restated Bylaws or under the Texas Business Corporations Act or any agreement or instrument in effect, rights of first refusal or similar rights, were issued and sold in compliance with the applicable Federal and state securities laws and conform in all material respects to the description in the Prospectus; except as described in the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible or exchangeable or exercisable for capital stock of the Company;

                 (j) The Securities to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized by all necessary corporate action on the part of the Company and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non- assessable, and will conform in all material respects to the description thereof in the Prospectus and will be included on the Nasdaq National Market as of the Effective Date;

                 (k) The performance of this Agreement, the consummation of the transactions herein contemplated and the issue and sale of the Securities and the compliance by the Company with all the provisions of this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result





                            CARRIZO OIL & GAS, INC.
                             UNDERWRITING AGREEMENT
         in the creation or imposition of any lien, charge, claim, or encumbrance upon, any of the property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the Amended and Restated Articles of Incorporation (the "Articles of Incorporation") or the Amended and Restated Bylaws (the "Bylaws"), in each case as amended to the date hereof, of the Company or any of its subsidiaries (iii) result in the violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of clause (i) above as would not prevent or adversely affect in any material respect the performance of this Agreement or have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Securities or the consummation of the other transactions contemplated by this Agreement, except the registration under the Act of the Securities, the registration of the Common Stock under the Exchange Act and the clearance of the offering or the Securities with the National Association of Securities Dealers, Inc. (the "NASD"), and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

                 (l) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or any of their respective officers or directors is a party or of which any property of the Company or any of its subsidiaries is the subject, other than litigation or proceedings incident to the business conducted by the Company and its subsidiaries which will not individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened or contemplated by others;

                 (m) The Company and its subsidiaries have such licenses, permits and other approvals or authorizations of and from governmental or regulatory authorities ("Permits") as are necessary under applicable law to own their respective properties and to conduct their respective businesses in the manner now being conducted and as described in the Prospectus; and the Company and its subsidiaries have fulfilled and performed all of their respective obligations with respect to such Permits, and no event has occurred which allows, or after notice or lapse of time or both would allow, revocation or termination thereof or result in any other impairment of the rights of the holder of any such permits where such revocation, termination or impairment would have a Material Adverse Effect;

                 (n) Arthur Andersen LLP, who have audited certain financial statements of the Company and its affiliated entities and delivered their report with respect to the audited combined financial statements and schedules included in the Registration Statement and the





                            CARRIZO OIL & GAS, INC.
                             UNDERWRITING AGREEMENT
                                      -5-
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         Prospectus, are independent public accountants as required by the Act and the Rules and Regulations of the Commission thereunder;

                 (o) The historical information underlying the estimates of the reserves of the Company supplied by the Company to Ryder Scott Company, independent petroleum engineers, and Fairchild, Ancell & Wells, Inc. (collectively, the "Petroleum Engineers"), for the purposes of preparing the reserve reports of the Company referenced in the Prospectus (the "Reserve Reports"), including, without limitation, production volumes, sales prices for production, contractual pricing provisions under oil or gas sales or marketing contracts or under hedging arrangements, costs of operations and development, and working interest and net revenue information relating to the Company's ownership interests in properties, was true and correct in all material respects on the date of such Reserve Reports; the estimates of future capital expenditures and other future exploration and development costs supplied to the Petroleum Engineers were prepared in good faith and with a reasonable basis; the information provided by the Petroleum Engineers for purposes of preparing the Reserve Reports was prepared in accordance with customary industry practices; to the best of the Company's knowledge, the Petroleum Engineers were, as of the date of the Reserve Reports prepared by them, and are, as of the date hereof, independent petroleum engineers with respect to the Company; other than normal production of reserves and intervening spot market product price fluctuations, and except as disclosed in the Registration Statement and the Prospectus, the Company is not aware of any facts or circumstances that would result in a materially adverse change in the reserves in the aggregate, or the aggregate present value of future net cash flows therefrom, as described in the Prospectus and as reflected in the Reserve Reports; estimates of such reserves and the present value of the future net cash flows therefrom as described in the Prospectus and reflected in the Reserve Reports comply in all material respects to the applicable requirements of the Rules and Regulations;

                 (p) The Combination Transactions (as defined in the Prospectus) have been carried out in compliance with all federal and state securities laws, and each contract, agreement or arrangement to effect the Combination Transactions to which the Company or subsidiary is a party or by which it is bound, or to which any of the property or assets of the Company or any subsidiary is subject has been duly and validly authorized, executed and delivered by the Company or such subsidiary, as applicable, and neither the Company nor any subsidiary is in breach or default of any obligation, agreement, covenant or condition contained in any such contract, agreement or arrangement;

                 (q) Except as described or reflected in the financial statements set forth in the Prospectus, as of the last balance sheet reflected in the Prospectus, (1) all royalties, rentals, deposits and other amounts due on the oil and gas properties of the Company and its subsidiaries have been properly and timely paid, and no proceeds from the sale or production attributable to the oil and gas properties of the Company and its subsidiaries are currently being held in suspense by any purchaser thereof, except where such amounts due would not, singly or in the aggregate, have a Material Adverse Effect, and (2) there are no claims under take-or-pay contracts pursuant to which natural gas purchasers have any make-up rights





                            CARRIZO OIL & GAS, INC.
                             UNDERWRITING AGREEMENT
         affecting the interest of the Company or any of its subsidiaries in their oil and gas properties, except where such claims would not, singly or in the aggregate, have a Material Adverse Effect;

                 (r) Except as described or reflected in the financial statements set forth in the Prospectus, as of the date hereof, the net aggregate undiscounted monetary liability of the Company or any of its subsidiaries for petroleum taken or received under any operating or gas balancing and storage agreement relating to its oil and gas properties that permits any person to receive any portion of the interest of the Company or any of its subsidiaries in any petroleum or to receive cash or other payments to balance any disproportionate allocation of petroleum would not, singly or in the aggregate, have a Material Adverse Effect;

                 (s) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required by the Act to be described in the Registration Statement and the Prospectus which is not so described;

                 (t) The Company (A) is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or waste, pollutants or contaminants ("Environmental Laws"), (B) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (C) is in compliance with all terms and conditions of any such permit, license or approval, except for such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals that would not, singularly or in the aggregate, have a Material Adverse Effect. There has been no storage, disposal, generation, transportation, handling or treatment of hazardous substances or solid wastes by the Company (or to the knowledge of the Company, any of its predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action by the Company under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not result in, or which would not be reasonably likely to result in, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any solid wastes or hazardous substances due to or caused by the Company, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not result in or would not be reasonably likely to result in, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms "hazardous substances" and "solid wastes" shall have the meanings specified in any





                            CARRIZO OIL & GAS, INC.
                             UNDERWRITING AGREEMENT
         applicable local, state and federal laws or regulations with respect to environmental protection;

                 (u) The combined financial statements and schedules of the Company and its affiliated entities included in the Registration Statement and the Prospectus present fairly in all material respects the financial condition, the results of operations and the cash flows of the Company and its subsidiaries as of the dates and for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as otherwise stated therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus is accurately presented in all material respects and, to the extent such information and data is derived from the financial statements and books and records of the Company and its subsidiaries, is prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries; no other financial statements or schedules are required under the Act or the Exchange Act to be included in the Registration Statement and the Prospectus;

                 (v) There are no statutes or governmental regulations, or any contracts or other documents that are required to be described in or filed as exhibits to the Registration Statement which are not described therein or filed as exhibits thereto; and all such contracts described in or required to be filed as exhibits to the Registration Statement to which the Company or any subsidiary is a party have been duly authorized, executed and delivered by the Company or such subsidiary, constitute valid and binding agreements of the Company or such subsidiary and are enforceable against the Company or such subsidiary in accordance with the terms thereof, except insofar as the enforcement may be limited by (i) any bankruptcy, reorganization, insolvency, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally, and
         (ii) general principals of equity and public policy (regardless of whether such is considered at law or in equity);

                 (w) Neither the Company nor any of its subsidiaries are in violation of any term or provision of its Articles of Incorporation or Bylaws (or similar corporate constituent documents), in each case as amended to the date hereof; nor are the Company or any of its subsidiaries in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of its subsidiaries, or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries where such violation would have a Material Adverse Effect;

                 (x) No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, bank loan or credit agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their respective properties is bound or may be affected where such default would have a Material Adverse Effect;





                            CARRIZO OIL & GAS, INC.
                             UNDERWRITING AGREEMENT

                 (y) The Company and its subsidiaries have timely filed all necessary tax returns and notices and have paid all federal, state, county, local and foreign taxes of any nature whatsoever for all tax years through December 31, 1996, to the extent such taxes have become due, except where the failure to so file or pay would not have a Material Adverse Effect. The Company has no knowledge, or any reasonable grounds to know, of any tax deficiencies which would have a Material Adverse Effect; the Company and its subsidiaries have paid all taxes which have become due, except where the failure to so pay would not have a Material Adverse Effect, whether pursuant to any assessments, or otherwise, and there is no further liability (whether or not disclosed on such returns) or assessments for any such taxes, and no interest or penalties accrued or accruing with respect thereto, except for such taxes as are being contested in good faith and as may be set forth or adequately reserved for in the financial statements included in the Registration Statement; the amounts currently set up as provisions for taxes or otherwise by the Company and its subsidiaries on their books and records are sufficient for the payment of all their unpaid federal, foreign, state, county and local taxes accrued through the dates as of which they speak, and for which the Company and its subsidiaries may be liable in their own right, or as a transferee of the assets of, or as successor to any other corporation, association, partnership, joint venture or other entity;

                 (z) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

                 (aa) Neither the Company nor any of its subsidiaries is in violation of any foreign, federal, state or local law or regulation relating to discrimination in the hiring, promotion or paying of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the Rules and Regulations promulgated thereunder, where such violation would have a Material Adverse Effect;

                 (bb) None of the Company or its subsidiaries, or its officers, directors, employees or agents has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, or made any unlawful payment of funds of the Company or any subsidiary or received or retained any funds in violation of any law, rule or regulation;

                 (cc) The Company is not and, after giving effect to the offering and sale of the Securities, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended;





                            CARRIZO OIL & GAS, INC.
                             UNDERWRITING AGREEMENT

                 (dd) Neither the Company nor any of its subsidiaries is party to any union or collective bargaining agreements, and no labor disturbance, strike or slowdown exists, or, to the Company's knowledge, is threatened, by or involving any employees of the Company or its subsidiaries, in any such case that is or would be reasonably likely to have a Material Adverse Effect;

                 (ee) The statements set forth in the Prospectus under the caption "Description of Capital Stock," insofar as they purport to constitute a summary of the terms of the Common Stock, are, in all material respects, accurate and complete;

                 (ff) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and except as described in the Prospectus neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect;

                 (gg) There are no holders of securities of the Company, who, by reason of the filing of the Registration Statement, have the right (and have not waived such right) to require the Company to include in the Registration Statement securities held by them; and

                 (hh) The Company has not distributed and, prior to the later of (i) any Option Securities Delivery Date (as defined in
         Section 4) and (ii) the completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or other materials, if any, permitted by the Act.

         2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell, to the several Underwriters an aggregate of 2,500,000 Firm Securities and each of the Underwriters agrees to purchase from the Company, at a purchase price of $_____ per share, the respective aggregate number of Firm Securities determined in the manner set forth below. The obligation of each Underwriter to the Company shall be to purchase that portion of the number of shares of Common Stock to be sold by the Company pursuant to this Agreement as the number of Firm Securities set forth opposite the name of such Underwriter on Schedule I bears to the total number of Firm Securities to be purchased by the Underwriters pursuant to this Agreement, in each case adjusted by you such that no Underwriter shall be obligated to purchase Firm Securities other than in 100 share amounts. In making this Agreement, each Underwriter is contracting severally and not jointly.

         In addition, subject to the terms and conditions herein set forth, the Company agree to issue and sell to the Underwriters, as required (for the sole purpose of covering over-allotments in the sale





                            CARRIZO OIL & GAS, INC.
                             UNDERWRITING AGREEMENT
of the Firm Securities), up to 375,000 Option Securities at the purchase price per share of the Firm Securities being sold by the Company and as stated in the preceding paragraph. The right to purchase the Option Securities may be exercised by your giving 48 hours' prior written or telephonic notice (subsequently confirmed in writing) to the Company of your determination to purchase all or a portion of the Option Securities. Such notice may be given at any time within a period of 30 days following the date of this Agreement. Option Securities shall be purchased severally for the account of each Underwriter in proportion to the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto. No Option Securities shall be delivered to or for the accounts of the Underwriters unless the Firm Securities shall be simultaneously delivered or shall theretofore have been delivered as herein provided. The respective purchase obligations of each Underwriter shall be adjusted by you so that no Underwriter shall be obligated to purchase Option Securities other than in 100 share amounts. The Underwriters may cancel any purchase of Option Securities at any time prior to the Option Securities Delivery Date by giving written notice of such cancellation to the Company.

         3. Upon the authorization by you to release the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale upon the terms and conditions set forth in the Prospectus.

         4. Certificates in definitive form for the Firm Securities to be purchased by each Underwriter hereunder shall be delivered by or on behalf of the Company to you for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer, payable in same-day funds to the order of the Company for the purchase price of the Firm Securities being sold by the Company at the office of Schroder & Co. Inc., Equitable Center, 787 Seventh Avenue, New York, New York, at 9:30 a.m., New York City time, on _____________, 1997, or at such other time, date and place as you and the Company may agree upon in writing, such time and date being herein called the "Time of Delivery."

         Certificates in definitive form for the Option Securities to be purchased by each Underwriter hereunder shall be delivered by or on behalf of the Company to you for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price thereof by wire transfer, payable in same-day funds, to the order of the Company, for the purchase price of the Option Securities, in New York, New York, at such time and on such date (not earlier than the Time of Delivery nor later than ten business days after giving of the notice delivered by you to the Company with reference thereto) and in such denominations and registered in such names as shall be specified in the notice delivered by you to the Company with respect to the purchase of such Option Securities. The date and time of such delivery and payment are herein sometimes referred to as the "Option Securities Delivery Date." The obligations of the Underwriters shall be subject, in their discretion, to the condition that there shall be delivered to the Underwriters on the Option Securities Delivery Date opinions and certificates, dated such Option Securities Delivery Date, referring to the Option Securities, instead of the Firm Securities, but otherwise to the same effect as those required to be delivered at the Time of Delivery pursuant to Sections 7(d), 7(e), 7(f), 7(g), 7(h) and 7(j).





                            CARRIZO OIL & GAS, INC.
                             UNDERWRITING AGREEMENT

         Certificates for the Firm Securities and the Option Securities so to be delivered will be in good delivery form, and in such denominations and registered in such names as you may request not less than 48 hours prior to the Time of Delivery and the Option Securities Delivery Date, respectively. Such certificates will be made available for checking and packaging in New York, New York, at least 24 hours prior to the Time of Delivery and the Option Securities Delivery Date.

         5.      The Company covenants and agrees with each of the
Underwriters:

                 (a) To prepare the Prospectus in a form reasonably approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

                 (b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process in any jurisdiction, to subject itself to taxation as a result of doing business in any jurisdiction where it is not now so subject to taxation or to qualify as a dealer in securities in any jurisdiction;

                 (c) To furnish each of the Representatives and counsel for the Underwriters, without charge, signed copies of the registration statement originally filed with respect to the Securities and each amendment thereto (in each case including all exhibits thereto) and to each other Underwriter, without charge, a conformed copy of such registration statement and each amendment thereto (in each case without exhibits thereto), prior to 10:00 a.m., New York City time, on the business day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required





                            CARRIZO OIL & GAS, INC.
                             UNDERWRITING AGREEMENT
         at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

                 (d) To make generally available to its stockholders as soon as practicable, but in any event not later than 45 days after the close of the period covered thereby, an earnings statement in form complying with the provisions of Section 11(a) of the Act or Rule 158 thereunder covering a period of 12 consecutive months beginning not later than the first day of the Company's fiscal quarter next following the Effective Date;

                 (e) To file promptly all documents required to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the Effective Date and during any period when the Prospectus is required to be delivered;

                 (f) For a period of five years from the Effective Date, to furnish to its stockholders after the end of each fiscal year an annual report meeting the requirements of the Exchange Act (including a consolidated balance sheet and statements of income, cash flow and stockholders' equity of the Company and its subsidiaries certified by independent public accountants);

                 (g) During a period of five years from the Effective Date, to furnish to you copies of all reports or other communications (financial or other) furnished to its stockholders, and deliver to you
         (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request in connection with your obligations hereunder;

                 (h) To apply the net proceeds from the sale of the Securities in the manner set forth in the Prospectus under the caption "Use of Proceeds";





                            CARRIZO OIL & GAS, INC.
                             UNDERWRITING AGREEMENT

                 (i) That it will not, and will cause its Subsidiaries, officers, directors, employees, agents and affiliates not to, take, directly or indirectly, any action designed to cause or result in, or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

                 (j) That it will not, and will use its best efforts to cause each of its executive officers and directors and each of its current shareholders to enter into agreements with the Representatives in the form set forth in Exhibit A to the effect that they will not, during the period of 180 days after the date hereof (other than pursuant to this Agreement), sell, offer or agree to sell or otherwise dispose of any capital stock of the Company (or securities convertible into, or exchangeable for, capital stock of the Company), directly or indirectly, without the prior written consent of Schroder & Co. Inc., provided that the foregoing restrictions shall not apply to stock issued or granted pursuant to the Company's stock options outstanding on the date hereof, the Company's incentive plans described in the Prospectus, acquisitions in which the shares issued remain subject to a lock-up agreement, the Combination Transactions, intrafamily transfers or transfers for estate planning purposes;

                 (k) That it has caused the Securities to be included on the Nasdaq National Market as of the Effective Date; and

                 (l) To file with the Commission such reports on Form SR as may be required pursuant to Rule 463 under the Act.

         6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid: (i) the fees, disbursements and expenses of counsel and accountants for the Company, and all other expenses, in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the furnishing of copies thereof, including charges for mailing, air freight and delivery and counting and packaging thereof and of any Preliminary Prospectus and related offering documents to the Underwriters and dealers; (ii) the cost of copying and distributing this Agreement, the Agreement Among Underwriters, the Selling Agreement, communications with the Underwriters and selling group and the Preliminary and Supplemental Blue Sky Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities;
(iii) all expenses in connection with the qualification of the Securities for offering and sale under securities laws as provided in Section 5(b) hereof, including filing and registration fees and the fees, reasonable disbursements and expenses for counsel for the Underwriters in connection with such qualification and in connection with Blue Sky surveys or similar advice with respect to sales; (iv) the filing fees incident to securing any required review by the NASD of the terms of the sale of the Securities; (v) all fees and expenses in connection with inclusion of the Securities on the Nasdaq National Market; and (vi) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 6, including the fees of the Company's Transfer Agent and Registrar, the cost of any stock issue or transfer taxes on the sale of the Securities to the Underwriters, the cost of the Company's personnel and other internal costs, the cost of printing and engraving the certificates representing the Securities and all expenses and taxes incident to the





                            CARRIZO OIL & GAS, INC.
                             UNDERWRITING AGREEMENT
sale and delivery of the Securities to be sold by the Company to the Underwriters hereunder. It is understood, however, that, except as provided in this Section 6, Section 8 and Section 11 hereof, the Underwriters will pay all their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

         7. The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all its obligations hereunder theretofore to be performed, and the following additional conditions:

                 (a) The Registration Statement shall have become effective, and you shall have received notice thereof not later than 10:00 p.m., New York City time, on the date of execution of this Agreement, or at such other time as you and the Company may agree; if required, the Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b); no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

                 (b) All corporate proceedings and related legal and other matters in connection with the organization of the Company and the registration, authorization, issue, sale and delivery of the Securities shall have been reasonably satisfactory to Vinson & Elkins L.L.P., counsel to the Underwriters, and Vinson & Elkins L.L.P. shall have been timely furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this subsection;

                 (c) You shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact or omits to state a fact which in your judgment is in either case material and in the case of an omission is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                 (d) Baker & Botts, L.L.P. ("Baker & Botts"), counsel to the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

                          (i)     The Company is a corporation duly
                 incorporated and is validly existing in good standing under the laws of the state of Texas; and the Company has all necessary corporate power to own, lease and operate its properties and conduct its business as described in the Prospectus;





                            CARRIZO OIL & GAS, INC.
                             UNDERWRITING AGREEMENT

                          (ii) The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock";

                          (iii) All shares of capital stock of the Company outstanding prior to the issuance of the Securities to be issued and sold by the Company hereunder have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of or subject to any preemptive rights arising under the Company's Articles of Incorporation or Bylaws or under the Texas Business Corporations Act or, to the knowledge of such counsel, similar rights that entitle or will entitle any person to acquire any Securities upon issuance of such shares of capital stock by the Company;

                          (iv) All offers and sales of the Company's capital stock prior to the date hereof were made in compliance with or were the subject of an available exemption from the registration provisions of the Act and the registration provisions of the State of Texas and all other applicable federal laws or regulations or any actions under the Act or any federal laws or regulations or laws or regulations of the State of Texas in respect of any such offers or sales are effectively barred by effective waivers or statutes of limitation;

                          (v) The Securities to be issued and sold to the Underwriters by the Company hereunder have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive rights arising under the Company's Articles of Incorporation or Bylaws or under the Texas Business Corporations Act or, to the knowledge of such counsel, similar rights that entitle or will entitle any person to acquire any Securities upon the issuance of such shares of capital stock by the Company;

                          (vi) The form of certificates for the Securities conforms to the requirements of the applicable corporate laws of the State of Texas;

                          (vii) The Company has all requisite corporate power and authority to enter into this Agreement and to issue, sell and deliver the Securities to be sold by it to the Underwriters as provided herein, and this Agreement has been duly authorized, executed and delivered by the Company and is a valid, legal and binding agreement of the Company enforceable against the Company in accordance with its terms, except insofar as the enforcement may be limited by (i) any bankruptcy, reorganization, insolvency, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally, and (ii) general principals of equity and public policy (regardless of whether such is considered at law or in equity);





                            CARRIZO OIL & GAS, INC.
                             UNDERWRITING AGREEMENT

                          (viii) Neither the offer, sale or delivery of the Securities, the execution, delivery or performance of this Agreement, compliance by the Company with all provisions hereof nor consummation by the Company of the transactions contemplated hereby (A) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any agreement, indenture, lease or other instrument to which the Company is a party or by which it or any of its properties is bound that is made an exhibit to the Registration Statement, or results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any such agreement, indenture, lease or other instrument or (B) to the knowledge of such counsel, will result in any violation of any existing law, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree, applicable to the Company, the subsidiaries or any of their respective properties; provided, however, that such counsel need express no opinion with respect to compliance with any federal or state securities or antifraud law, rule or regulation except as otherwise specifically stated in the opinion of such counsel;

                          (ix) No consent, approval, authorization, order, registration or qualification of or with any court or any regulatory authority or other governmental body is required for the issue and sale of the Securities or the consummation of the other transactions contemplated by this Agreement, except such as have been obtained under the Act and the Exchange Act, the clearance of the offering of the Securities with the NASD and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

                          (x) The Registration Statement and the Prospectus and any supplements or amendments thereto (except for the financial statements and the schedules (including the notes thereto and the auditors' report thereon) included therein, the summary reserve reports of Ryder Scott Company and Fairchild, Ancell & Wells, Inc., the other financial, reserve and statistical information included therein, and the exhibits thereto, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act;

                          (xi) To the knowledge of such counsel, (A) other than as described or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto), there are no legal or governmental proceedings pending or threatened against the Company, or to which the Company, or any of its property, is subject, that are required to be described in the Registration Statement or Prospectus (or any amendment or supplement thereto) that are not described as required therein and (B) there are no agreements, contracts, indentures or other instruments that are





                            CARRIZO OIL & GAS, INC.
                             UNDERWRITING AGREEMENT
                 required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required, as the case may be;

                          (xii) Such counsel has reviewed all agreements, contracts, indentures, leases or other documents or instruments described in the Registration Statement and the Prospectus under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Financing Arrangements," "Management," "Certain Transactions" and "Shares Eligible for Future Sale -- Registration Rights of Current Shareholders" and such agreements, contracts, indentures, leases or other documents or instruments are fairly summarized or described therein in all material respects, and filed as exhibits to the Registration Statement as required;

                          (xiii) Such counsel has no reason to believe that the descriptions in the Prospectus under the caption "Business -- Regulation" of statutes, regulations or legal or governmental proceedings are other than accurate or fail to present fairly the information required to be shown in all material respects;

                          (xiv) The Company is not an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended;

                          (xv) To the knowledge of such counsel, no holders of securities of the Company have rights to the registration thereof under the Registration Statement or, if any such holders have such rights, such holders have waived such rights; and

                          (xvi) The Registration Statement has become effective under the Act, the Prospectus has been filed in accordance with Rule 424(b) of the Rules and Regulations of the Commission under the Act, including the applicable time periods set forth therein, or such filing is not required and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act.

                 In rendering their opinions set forth in Section 7(d) above, such counsel may rely, to the extent deemed advisable by such counsel,
         (a) as to factual matters, upon certificates of public officials and officers of the Company, and (b) as to the opinion set forth in paragraph (xvi) above, upon oral statements of and written correspondence from the Securities and Exchange Commission.

                 In addition to the opinions set forth above, such counsel shall state the following: Such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and your





                            CARRIZO OIL & GAS, INC.
                             UNDERWRITING AGREEMENT
         representatives at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, such counsel advises you that, on the basis of the foregoing (relying as to materiality to a large extent upon officers and other representatives of the Company and your representatives), no facts have come to the attention of such counsel which lead such counsel to believe that the Registration Statement (other than (i) the financial statements and schedules (including the notes thereto and the auditors' reports thereon) included therein, (ii) the summary reserve reports of Ryder Scott Company and Fairchild, Ancell & Wells, Inc. included therein,
         (iii) the other financial, reserve and statistical information included therein and (iv) the exhibits thereto, as to which such counsel has not been asked to comment), as of the time it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than (i) the financial statements (including the notes thereto and the auditors' report thereon) including therein,
         (ii) the summary reserve reports of Ryder Scott Company and Fairchild, Ancell & Wells, Inc. included therein and (iii) the other financial, reserve and statistical information included therein, as to which such counsel has not been asked to comment), as of the issue date thereof, contained any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                 (e) The Petroleum Engineers shall have delivered to you on the date of this Agreement letters (the "Reserve Letters") and also on the Closing Date letters dated the Closing Date, in each case in form and substance reasonably satisfactory to you and substantially in the form attached hereto as Annex II, each stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified information with respect to the oil and gas reserves is given in the Prospectus as of the date not more than five days prior to the date of such letter), the conclusions and findings of such firm with respect to the oil and gas reserves of the Company;

                 (f) Vinson & Elkins L.L.P., counsel to the Underwriters, shall have furnished to you their written opinion or opinions, dated the Time of Delivery, in form and substance satisfactory to you, with respect to the incorporation of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                 (g) At the time this Agreement is executed and also at the Time of Delivery, Arthur Andersen LLP shall have furnished to you a letter or letters, dated the date of this Agreement and the Time of Delivery, in form and substance satisfactory to you, to the effect, that:





                            CARRIZO OIL & GAS, INC.
                             UNDERWRITING AGREEMENT

                          (i) They are independent accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published Rules and Regulations thereunder;

                          (ii) In their opinion the combined financial statements of the Company and affiliated entities (including the related schedules and notes) included in the Registration Statement and Prospectus and covered by their reports included therein comply as to form in all material respects with the applicable accounting requirements of the Act and the published Rules and Regulations thereunder;

                          (iii) On the basis of specified procedures as of a specified date not more than five days prior to the date of their letter (which procedures do not constitute an examination made in accordance with generally accepted auditing standards), consisting of a reading of the latest available unaudited interim combined financial statements of the Company and affiliated entities, a reading of the latest available minutes of any meeting of the Board of Directors and stockholders of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries who have responsibility for financial and accounting matters, and such other procedures or inquiries as are specified in such letter, nothing came to their attention that caused them to believe that:

                                  (A)      The unaudited combined condensed
                          financial statements of the Company and affiliated entities included in the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations promulgated thereunder or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and the Prospectus;

                                  (B) as of a specified date not more than five days prior to the date of their letter, there was any change in the capital stock, or the long-term debt or subordinated debt of the Company and affiliated entities on a combined basis, or any decrease in total assets, total current assets or stockholders' equity, of the Company and affiliated entities on a combined basis, each as compared with the amounts shown on the March 31, 1997 balance sheet included in the Registration Statement and the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or such other changes, decreases or increases which are described in their letter and which do not, in the sole judgment of the Representatives, make it impractical or inadvisable to proceed with the purchase and delivery of the Securities as contemplated by the Registration Statement; and





                            CARRIZO OIL & GAS, INC.
                             UNDERWRITING AGREEMENT

                                  (C)      for the period from March 31, 1997
                          to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period of the preceding fiscal year, in the following combined amounts: total revenues, revenues less direct operating expenses, income (loss) before income taxes, net income (loss) or net income (loss) per average common share outstanding, except in all instances for decreases which the Registration Statement discloses have occurred or may occur; or such other decreases which are described in their letter and which do not, in the sole judgment of the Representatives, make it impractical or inadvisable to proceed with the purchase and delivery of the Securities as contemplated by the Registration Statement; and

                          (iv) in addition to the examination referred to in their reports included in the Registration Statement and the Prospectus and the limited procedures referred to in clause
                 (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement, and have compared such amounts and financial information with the accounting records of the Company and its subsidiaries, and have found them to be in agreement and have proved the mathematical accuracy of certain specified percentages;

                 (h) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and since the respective dates as of which information is given in the Prospectus, there shall not have been any change in the capital stock or short-term debt or long-term debt of the Company or any of its subsidiaries nor any change or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

                 (i) Between the date hereof and the Time of Delivery there shall have been no declaration of war by the Government of the United States; at the Time of Delivery there shall not have occurred any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or other calamity or crisis, the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the





                            CARRIZO OIL & GAS, INC.
                             UNDERWRITING AGREEMENT

         Securities or to enforce contracts for the resale of Securities and no event shall have occurred resulting in (i) trading in securities generally on the New York Stock Exchange or in the Common Stock on Nasdaq National Market being suspended or limited or minimum or maximum prices being generally established on such exchange or market, or (ii) additional material governmental restrictions, not in force on the date of this Agreement, being imposed upon trading in securities generally by the New York Stock Exchange or in the Common Stock on the Nasdaq National Market or by order of the Commission or any court or other governmental authority, or (iii) a general banking moratorium being declared by either Federal or New York authorities;

                 (j) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates signed by the chief executive officer and the chief financial officer, on behalf of the Company, satisfactory to you as to such matters as you may reasonably request and as to (i) the accuracy of the Company's representations and warranties herein at and as of the Time of Delivery and (ii) the performance by the Company of all its obligations hereunder to be performed at or prior to the Time of Delivery; (iii) the fact that they have carefully examined the Registration Statement and Prospectus and, (a) as of the Effective Date, the statements contained in the Registration Statement and the Prospectus were true and correct and neither the Registration Statement nor the Prospectus omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (b) since the Effective Date, no event has occurred that is required by the Act or the Rules and Regulations of the Commission thereunder to be set forth in an amendment of, or a supplement to, the Prospectus that has not been set forth in such an amendment or supplement; and (iv) the matters set forth in subsection
         (a) of this Section 7;

                 (k) Each director, officer and current shareholder of the Company shall have delivered to you an agreement not to sell, offer or agree to sell or otherwise dispose of any capital stock of the Company (or securities convertible into, or exchangeable for, capital stock of the Company), directly or indirectly, for a period of 180 days after the date hereof (other than pursuant to this Agreement), without the prior written consent of Schroder & Co. Inc., provided that the foregoing restrictions shall not apply to stock issued or granted pursuant to the Company's stock incentive plans outstanding on the date hereof; and

                 (l) The Company shall have delivered to you evidence that the Securities have been authorized for inclusion on the Nasdaq National Market as of the Effective Date.

         8.      (a)      The Company will indemnify and hold harmless each
         Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or in any Blue Sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company





                            CARRIZO OIL & GAS, INC.
                             UNDERWRITING AGREEMENT
         filed in any state or other jurisdiction in order to qualify any or all the Securities under the security laws thereof or filed with the Commission or any securities association or securities exchange (each, an "Application"), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, or (ii) any untrue statement or alleged untrue statement made by the Company in Section 1 of this Agreement, or (iii) the employment by the Company of any device, scheme or artifice to defraud, or the engaging by the Company in any act, practice or course of business which operates or would operate as a fraud or deceit, or any conspiracy with respect thereto, in which the Company shall participate, in connection with the issuance and sale of any of the Securities, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating, preparing to defend, defending or appearing as a third-party witness in connection with any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission relating to an Underwriter made in any Preliminary Prospectus, the Registration Statement, the Prospectus or such amendment or supplement or any Application in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use therein; provided, however, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any Preliminary Prospectus, the indemnification provided for herein shall not apply to any loss, claim, damage, liability or expense to the extent that the same results from the fact that a copy of the Prospectus was not sent or given to a person to whom any Securities were sold at or prior to the confirmation of the sale of such Securities and if the untrue statement or omission was corrected in the Prospectus, provided that the Company has delivered the Prospectus to the Underwriters on a timely basis in order to permit the Prospectus to be sent or given.

                 (b)      In addition to any obligations of the Company under
         Section 8(a), the Company agrees that it shall perform its indemnification obligations under Section 8(a) (as modified by the last paragraph of this Section 8(b)) with respect to counsel fees and expenses and other expenses reasonably incurred by making payments within 45 days to the Underwriter in the amount of the statements of the Underwriter's counsel or other statements which shall be forwarded by the Underwriter, and that they shall make such payments notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court and a court orders return of such payments.

                 The indemnity agreement in Section 8(a) shall be in addition to any liability which the Company may otherwise have and shall extend upon the same terms and conditions to each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act.





                            CARRIZO OIL & GAS, INC.
                             UNDERWRITING AGREEMENT

                 (c) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or any Application, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Prospectus or such amendment or supplement or any Application in reliance upon and in conformity with written information furnished to the Company by such Underwriter relating to such Underwriter through you expressly for use therein, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating, preparing to defend, defending or appearing as a third-party witness in connection with any such action or claim.

                 The indemnity agreement in this Section 8(c) shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act or the Exchange Act.

                 (d)      Promptly after receipt by an indemnified party under
         Section 8(a) or 8(c) of notice of the commencement of any action (including any governmental investigation), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the delay or omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under Section 8(a) or 8(c) except to the extent it was unaware of such action and has been prejudiced in any material respect by such delay or failure or from any liability which it may have to any indemnified party otherwise than under such Section 8(a) or 8(c). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. If, however, (i) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or (ii) an indemnified party shall have reasonably concluded based on advice from counsel that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or





                            CARRIZO OIL & GAS, INC.
                             UNDERWRITING AGREEMENT
         potential differing interests between them and the indemnified party so notifies the indemnifying party, then the indemnified party shall be entitled to employ counsel different from counsel for the indemnifying party at the expense of the indemnifying party and the indemnifying party shall not have the right to assume the defense of such indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same set of allegations or circumstances. The counsel with respect to which fees and expenses shall be so reimbursed shall be designated in writing by Schroder in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(c).

                 No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding. No indemnifying party shall be liable for the costs and expenses of any settlement of such proceeding effected by such indemnified party without the consent of the indemnifying party. Any consent of an indemnified party under this paragraph may be given on behalf of all such indemnified parties by Schroder in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(c).

                 (e) In order to provide for just and equitable contribution under the Act in any case in which (i) any Underwriter (or any person who controls any Underwriter within the meaning of the Act or the Exchange Act) makes claim for indemnification pursuant to
         Section 8(a) hereof, but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that Section 8(a) provides for indemnification in such case or (ii) contribution under the Act may be required on the part of any Underwriter or any such controlling person in circumstances for which indemnification is provided under Section 8(c), then, and in each such case, each indemnifying party shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject as an indemnifying party hereunder (after contribution from others) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law required, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant





                            CARRIZO OIL & GAS, INC.
                             UNDERWRITING AGREEMENT
         equitable considerations.  The relative benefits received by the
         Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this
         Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 8(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

                 (f) Promptly after receipt by any party to this Agreement of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the "contributing party"), notify the contributing party of the commencement thereof; but the delay or omission so to notify the contributing party will not relieve it from any liability which it may have to any other party for contribution under the Act except to the extent it was unaware of such action and has been prejudiced in any material respect by such delay or failure or from any liability which it may have to any other party other than for contribution under the Act. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party of the commencement thereof, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified.

         9.      (a)      If any Underwriter shall default in its obligation to
         purchase the Firm Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Firm Securities on the terms contained





                            CARRIZO OIL & GAS, INC.
                             UNDERWRITING AGREEMENT
         herein.  If the aggregate number of Firm Securities as to which
         Underwriters default is more than one-eleventh of the aggregate number of all the Firm Securities and within 36 hours after such default by any Underwriter you do not arrange for the purchase of such Firm Securities, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to you to purchase such Firm Securities on such terms.
         In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Firm Securities, or the Company notifies you that it has so arranged for the purchase of such Firm Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Firm Securities.

                 (b) If, after giving effect to any arrangements for the purchase of the Firm Securities of such defaulting Underwriter or Underwriters by you or the Company or both as provided in subsection
         (a) above, the aggregate number of such Firm Securities which remain unpurchased does not exceed one-eleventh of the aggregate number of all the Firm Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of the Firm Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Firm Securities which such Underwriter agreed to purchase hereunder) of the Firm Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing shall relieve a defaulting Underwriter from liability for its default.

                 (c) If, after giving effect to any arrangements for the purchase of the Firm Securities of a defaulting Underwriter or Underwriters by you or the Company as provided in subsection (a) above, the aggregate number of such Firm Securities which remain unpurchased exceeds one-eleventh of the aggregate number of all the Firm Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Firm Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity agreement in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect,





                            CARRIZO OIL & GAS, INC.
                             UNDERWRITING AGREEMENT
regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or an officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

         11. This Agreement shall become effective (a) if the Registration Statement has not heretofore become effective, at the earlier of 12:00 Noon, New York City time, on the first full business day after the Registration Statement becomes effective, or at such time after the Registration Statement becomes effective as you may authorize the sale of the Securities to the public by Underwriters or other securities dealers, or (b) if the Registration Statement has heretofore become effective, at the earlier of 24 hours after the filing of the Prospectus with the Commission or at such time as you may authorize the sale of the Securities to the public by Underwriters or securities dealers, unless, prior to any such time you shall have received notice from the Company that it elects that this Agreement shall not become effective, or you, or through you such of the Underwriters as have agreed to purchase in the aggregate fifty percent or more of the Firm Securities hereunder, shall have given notice to the Company that you or such Underwriters elect that this Agreement shall not become effective; provided, however, that the provisions of this Section and Section 6 and Section 8 hereof shall at all times be effective.

         If this Agreement shall be terminated pursuant to Section 9 hereof, or if this Agreement, by election of you or the Underwriters, shall not become effective pursuant to the provisions of this Section, the Company shall not then be under any liability to any Underwriter except as provided in Section 6 and Section 8 hereof, but if this Agreement becomes effective and is not so terminated but the Securities are not delivered by or on behalf of the Company as provided herein because the Company has been unable for any reason beyond its control and not due to any default by it to comply with the terms and conditions hereof (other than the nonsatisfaction of the condition specified in Section 7(i) hereof), the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Underwriter except as provided in Section 6 and Section 8 hereof.

         12. The statements set forth in the last paragraph on the front cover page of the Prospectus, the paragraph on the inside front cover of the Prospectus containing stabilization language and the third, seventh and eighth paragraphs under the caption "Underwriting" in the Prospectus constitute the only information furnished by any Underwriter through the Representatives to the Company for purposes of Sections 1(b), 1(c) and 8 hereof.

         13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Schroder & Co. Inc., on behalf of you, as the Representatives.





                            CARRIZO OIL & GAS, INC.
                             UNDERWRITING AGREEMENT

         All statements, requests, notices and agreements hereunder, unless otherwise specified in this Agreement, shall be in writing and, if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission (subsequently confirmed by delivery or by letter sent by mail) to you as the Representatives in care of Schroder & Co. Inc., Equitable Center, 787 Seventh Avenue, New York, New York 10019, Attention: Syndicate Department; and if to the Company, shall be delivered or sent by mail, telex or facsimile transmission (subsequently confirmed by delivery or by letter sent by mail) to the address of the Company set forth in the Registration Statement, Attention:
S. P. Johnson IV, President and Chief Executive Officer. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

         14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, to the extent provided in Section 8 and Section 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and heir respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         15. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

         16. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

         17. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                           [Signature page to follow]





                            CARRIZO OIL & GAS, INC.
                             UNDERWRITING AGREEMENT

         If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement Among Underwriters, manually or facsimile executed counterparts of which, to the extent practicable and upon request, shall be submitted to the Company for examination, but without warranty on your part as to the authority of the signers thereof.

                                       Very truly yours,

                                       CARRIZO OIL & GAS, INC.


                                       By:
                                          ------------------------------------
                                             Name:
                                             Title:


Accepted as of the date hereof:

SCHRODER & CO. INC.
JEFFERIES & COMPANY, INC.
     as Representatives of the several Underwriters

By:      SCHRODER & CO. INC.


By:
   ----------------------------------
         Managing Director





                            CARRIZO OIL & GAS, INC.
                             UNDERWRITING AGREEMENT

                                   SCHEDULE I


                                                               Number of
Underwriter                                                 Firm Securities
-----------                                                -----------------
Schroder & Co. Inc.   . . . . . . . . . . . . . . . . . .
Jefferies & Company, Inc.   . . . . . . . . . . . . . . .






                                                           -----------------
                          Total   . . . . . . . . . . . .
                                                           =================